(Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION


Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant  [X]
Filed by a party other than the Registrant  [   ]

Check the appropriate box:
[   ]  Preliminary Proxy Statement.  [ ] Confidential, for Use of the Commission
                                         only (as permitted by Rule 14a-6(e)(2))
[ X ]  Definitive proxy statement.
[   ]  Definitive additional materials.
[   ]  Soliciting material under Rule 14a-12.

                               QCR Holdings, Inc.
 -------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
 -------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:
    ----------------------------------------------------------------------------

(2) Aggregate number of securities to which transaction applies:
    ----------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    ----------------------------------------------------------------------------

(4) Proposed maximum aggregate value of transaction:
    ----------------------------------------------------------------------------

(5) Total fee paid:
    ----------------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials:

--------------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange  Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount Previously Paid:
    ----------------------------------------------------------------------------

(2) Form, Schedule or Registration Statement No.:
    ----------------------------------------------------------------------------

(3) Filing Party:
    ----------------------------------------------------------------------------

(4) Date Filed:
    ----------------------------------------------------------------------------

                              QCR Holdings, Inc.
                           3551-7th Street, Suite 204
                                Moline, IL 61265
                              Phone (309) 736-3580
                               Fax (309) 736-3149




                                    March 26, 2004

Dear Fellow Stockholder:

On behalf of the board of directors and management of QCR Holdings, Inc., we cordially invite you to attend the annual meeting of stockholders of QCR Holdings, Inc. to be held at 10:00 a.m. on May 5, 2004, at The Lodge located at 900 Spruce Hills Drive, Bettendorf, Iowa. The accompanying notice of annual meeting of stockholders and proxy statement discuss the business to be conducted at the meeting. We have also enclosed copies of our 2003 Annual Report to Stockholders for your review. At the meeting we will report on our operations and the outlook for the year ahead.

The annual meeting will be held for the purposes of electing three persons to serve as Class II directors. In addition to the election of Class II directors, stockholders are being asked to approve an amendment to our certificate of incorporation increasing the number of authorized shares of common stock. Stockholders are also being asked to approve the 2004 Stock Incentive Plan. We recommend that you vote your shares for the director nominees and in favor of the amendment to the certificate of incorporation and the Stock Incentive Plan.

We encourage you to attend the meeting in person. Regardless of whether you plan to attend the meeting, please COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD in the enclosed envelope or vote by telephone or internet by following the preprinted instructions on the enclosed proxy card. This will assure that your shares are represented at the meeting.

We look forward to seeing you and visiting with you at the meeting.

Very truly yours,




Michael A. Bauer                                            Douglas M. Hultquist
Chairman of the Board                                       President

                               QCR Holdings, Inc.
                           3551-7th Street, Suite 204
                                Moline, IL 61265
                              Phone (309) 736-3580
                               Fax (309) 736-3149



                                    NOTICE OF
                         ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 5, 2004



To the stockholders of QCR HOLDINGS, INC.:

The annual meeting of stockholders of QCR Holdings, Inc., a Delaware corporation, will be held at The Lodge, 900 Spruce Hills Drive, Bettendorf, Iowa on Wednesday, May 5, 2004, at 10:00 a.m., local time, for the following purposes:

1.   to elect three Class II directors for a term of three years;

2. to amend the certificate of incorporation to increase the number of authorized shares of common stock from 5,000,000 shares, par value $1.00, to 10,000,000 shares, par value $1.00 per share;

3.   to approve the QCR Holdings 2004 Stock Incentive Plan; and

4. to transact such other business as may properly be brought before the meeting and any adjournments or postponements of the meeting.

The board of directors has fixed the close of business on March 17, 2004, as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting. In the event there is an insufficient number of votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the annual meeting, the meeting may be adjourned or postponed in order to permit the further solicitation of proxies.

                                              By order of the Board of Directors



                                              Todd A. Gipple
                                              Secretary

Moline, Illinois
March 26, 2004

                                 PROXY STATEMENT

QCR Holdings, Inc., a Delaware corporation, is the holding company for Quad City Bank and Trust Company and Cedar Rapids Bank and Trust Company. Quad City Bank and Trust Company is an Iowa banking association located in Bettendorf, Iowa, with banking locations in Bettendorf and Davenport, Iowa and in Moline, Illinois. Cedar Rapids Bank and Trust Company is also an Iowa banking association located in Cedar Rapids, Iowa. Quad City Bancard, Inc. is our wholly owned subsidiary, which functions as a credit card center that provides cardholder and merchant credit card processing services. We also own all of the common stock of three business trust subsidiaries that we created to issue trust preferred securities. When we refer to our subsidiaries in this proxy statement, we are collectively referring to Quad City Bank & Trust, Cedar Rapids Bank & Trust, Quad City Bancard and the business trusts.

This proxy statement is furnished in connection with the solicitation by the board of directors of QCR Holdings of proxies to be voted at the annual meeting of stockholders to be held at The Lodge, 900 Spruce Hills Drive, Bettendorf, Iowa, on May 5, 2004, at 10:00 a.m., local time, and at any adjournments or postponements of the meeting. We have enclosed our 2003 annual report, which includes consolidated financial statements of QCR Holdings and our subsidiaries. This proxy statement and related materials are first being mailed to stockholders of QCR Holdings on or about March 26, 2004.

The following is information regarding the meeting and the voting process, and is presented in a question and answer format.

Why am I receiving this proxy statement and proxy card?

You are receiving a proxy statement and proxy card from us because on March 17, 2004, the record date for the annual meeting, you owned shares of QCR Holdings' common stock. This proxy statement describes the matters that will be presented for consideration by the stockholders at the annual meeting. It also gives you information concerning those matters to assist you in making an informed decision.

When you sign the enclosed proxy card, you appoint the proxy holder as your representative at the meeting. The proxy holder will vote your shares as you have instructed in the proxy card, thereby ensuring that your shares will be voted whether or not you attend the meeting. Even if you plan to attend the meeting, you should complete, sign and return your proxy card in advance of the meeting just in case your plans change.

If you have signed and returned the proxy card and an issue comes up for a vote at the meeting that is not identified on the card, the proxy holder will vote your shares, pursuant to your proxy, in accordance with his or her judgment.

What matters will be voted on at the meeting?

You are being asked to vote on the election of three Class II directors for a term expiring in 2007, to approve an amendment to the certificate of incorporation to increase the number of authorized shares of common stock and to approve the 2004 Stock Incentive Plan. These matters are more fully described in this proxy statement.

If I am the record holder of my shares, how do I vote?

You may vote by mail, by telephone, by internet or in person at the meeting. To vote by mail, complete and sign the enclosed proxy card and mail it in the enclosed pre-addressed envelope. No postage is required if mailed in the United States. If you mark your proxy card to indicate how you want your shares voted, your shares will be voted as you instruct.

If you sign and return your proxy card but do not mark the card to provide voting instructions, the shares represented by your proxy card will be voted "for" all nominees named in this proxy statement, "for" approval of the amendment to the certificate of incorporation increasing the number of authorized shares of common stock and "for" approval of the 2004 Stock Incentive Plan.

Although you may vote by mail, we ask that you vote instead by internet or telephone, which saves us postage and processing costs. You may vote by telephone by calling the toll-free number specified on your proxy card or by accessing the internet website specified on your proxy card and by following the preprinted instructions on the proxy card. Votes submitted by telephone or internet must be received by midnight CST on Monday, May 3, 2004. The giving of a proxy by either of these means will not affect your right to vote in person if you decide to attend the meeting.

If you want to vote in person, please come to the meeting. We will distribute written ballots to anyone who wants to vote at the meeting. Please note, however, that if your shares are held in the name of your broker (or in what is usually referred to as "street name"), you will need to arrange to obtain a legal proxy from your broker in order to vote in person at the meeting. Even if you plan to attend the meeting, you should complete, sign and return your proxy card in advance of the meeting just in case your plans change.

If I hold shares in the name of a broker or fiduciary, who votes my shares?

If you received this proxy statement from your broker or by a trustee or other fiduciary who may hold your shares, your broker or fiduciary should have given you instructions for directing how your broker or fiduciary should vote your shares. It will then be their responsibility to vote your shares for you in the manner you direct.

Under the rules of various national and regional securities exchanges, brokers may generally vote on routine matters, such as the election of directors and the ratification of independent auditors, but cannot vote on non-routine matters, such as an amendment to the certificate of incorporation or the adoption or amendment of a stock option plan, unless they have received voting instructions from the person for whom they are holding shares. If your broker does not receive instructions from you on how to vote particular shares on matters on which your broker does not have discretionary authority to vote, your broker will return the proxy card to us, indicating that he or she does not have the authority to vote on these matters. This is generally referred to as a "broker non-vote" and will affect the outcome of the voting as described below, under "How many votes are needed for approval of each proposal?" Therefore, we encourage you to provide directions to your broker as to how you want your shares voted on all matters to be brought before the meeting. You should do this by carefully following the instructions concerning its procedures that your broker gives you. This ensures that your shares will be voted at the meeting.

A number of banks and brokerage firms participate in a program that also permits stockholders to direct their vote by telephone or internet. If your shares are held in an account at such a bank or brokerage firm, you may vote your shares by telephone or internet by following the instructions on their enclosed voting form. Votes made by telephone or internet through such a program must be received by 11:59 p.m. EST on May 4, 2004. Voting your shares in this manner will not affect your right to vote in person if you decide to attend the meeting, however, you must first request a legal proxy either on the internet or the enclosed proxy card. Requesting a legal proxy prior to the deadline stated above will automatically cancel any voting directions you have previously given by internet or by telephone with respect to your shares.

The internet and telephone proxy procedures are designed to authenticate stockholders' identities, to allow stockholders to give their proxy instructions and to confirm that those instructions have been properly recorded. Stockholders authorizing proxies or directing the voting of shares by internet should understand that there may be costs associated with electronic access, such as usage charges from internet access providers and telephone companies. These costs, if any, will be borne by the stockholder.

What does it mean if I receive more than one proxy card?

It means that you have multiple holdings reflected in our stock transfer records and/or in accounts with brokers. Please sign and return ALL proxy forms to ensure that all your shares are voted. If you received more than one proxy card but only one copy of the proxy statement and annual and transitional reports, you may request additional copies from us at any time.

What if I change my mind after I return my proxy?

If you hold your shares in your own name, you may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by:

o    signing another proxy with a later date and returning that proxy to us;

o    timely submitting another proxy via the telephone or internet;

o    sending notice to us that you are revoking your proxy; or

o    voting in person at the meeting.

If you hold your shares in the name of your broker or through a fiduciary and desire to revoke your proxy, you will need to contact that person or entity to revoke your proxy.

How many votes do we need to hold the annual meeting?

A majority of the shares that are outstanding and entitled to vote as of the record date must be present in person or by proxy at the meeting in order to hold the meeting and conduct business.

Shares are counted as present at the meeting if the stockholder either:

o    is present in person at the meeting; or

o    has properly submitted a signed proxy card or other proxy.

On March 17, 2004, the record date, there were 2,813,415 shares of common stock outstanding. Therefore, at least 1,406,708 shares need to be present in person or by proxy at the annual meeting in order to hold the meeting and conduct business.

What happens if a nominee is unable to stand for re-election?

The board may, by resolution, provide for a lesser number of directors or designate a substitute nominee. In the latter case, shares represented by proxies may be voted for a substitute nominee. Proxies cannot be voted for more than the number of nominees presented for election at the meeting. The board has no reason to believe any nominee will be unable to stand for re-election.

What options do I have in voting on each of the proposals?

You may vote "for" or "withhold authority to vote for" each nominee for director. You may vote "for," "against" or "abstain" on any other proposal that may properly be brought before the meeting. Abstentions will be considered in determining the presence of a quorum but will not affect the vote required for the election of directors.

How many votes may I cast?

Generally, you are entitled to cast one vote for each share of stock you owned on the record date. The proxy card included with this proxy statement indicates the number of shares owned by an account attributable to you.

How many votes are needed for each proposal?

The three individuals receiving the highest number of votes cast "for" their election will be elected as Class II directors of QCR Holdings. Broker non-votes and abstentions will not be counted in tabulating the vote on the election of directors, but will count for purposes of determining whether or not a quorum is present on the matter.

Holders of a majority of the outstanding shares of our common stock as of the close of business on March 17, 2004, must approve the amendment of our certificate of incorporation to increase the number of authorized shares of QCR Holdings' common stock. All other proposals must receive the affirmative vote of a majority of the shares present in person or by proxy at the meeting and entitled to vote. Broker non-votes and abstentions will not be counted in tabulating the vote on such proposals, but will count for purposes of determining whether or not a quorum is present on the matter.

Where do I find the voting results of the meeting?

We will announce voting results at the meeting. The voting results will also be disclosed in our Form 10-Q for the quarter ending June 30, 2004.

Who bears the cost of soliciting proxies?

We will bear the cost of soliciting proxies. In addition to solicitations by mail, officers, directors or employees of QCR Holdings or of our subsidiaries may solicit proxies in person or by telephone. These persons will not receive any special or additional compensation for soliciting proxies. We may reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders.

                              ELECTION OF DIRECTORS

Our directors are divided into three classes having staggered terms of three years. Stockholders will be entitled to elect three Class II directors for a term expiring in 2007. The board has nominated Larry J. Helling, Douglas M. Hultquist and Mark C. Kilmer to serve as Class II directors.

Other than as described above, we have no knowledge that any of the nominees will refuse or be unable to serve, but if any of the nominees becomes unavailable for election, the holders of the proxies reserve the right to substitute another person of their choice as a nominee when voting at the meeting. Set forth below is information concerning the nominees for election and for each of the other persons whose terms of office will continue after the meeting, including age, year first elected a director and business experience during the previous five years. The nominees, if elected at the annual meeting of stockholders, will serve as Class II directors for three-year terms expiring in 2007. The board of directors recommends that stockholders vote FOR all of the nominees for director.

                                                        NOMINEES

Name                       Director
(Age)                       Since        Positions with QCR Holdings and subsidiaries
----------------------------------------------------------------------------------------------------------
CLASS II
(Term Expires 2007)

Larry J. Helling            2001         Director of QCR Holdings;  President,  Chief  Executive  Officer
(Age 47)                                 and  Director  of Cedar  Rapids  Bank & Trust;  Director of Quad
                                         City Bank & Trust

Douglas M. Hultquist        1993         President,   Chief   Executive   Officer  and  Director  of  QCR
(Age 48)                                 Holdings; Chairman of the Board and Director of Quad City
                                         Bank & Trust; Director of Cedar Rapids Bank & Trust;
                                         Secretary, Treasurer and Director of Quad City Bancard

Mark C. Kilmer                --          Director of Quad City Bank & Trust
(Age 45)

                                                  CONTINUING DIRECTORS

Name                       Director
(Age)                       Since        Positions with QCR Holdings and subsidiaries
----------------------------------------------------------------------------------------------------------
CLASS III
(Term Expires 2005)

Patrick S. Baird             2002        Director of QCR Holdings and Cedar Rapids Bank & Trust
(Age 49)

John K. Lawson               2000         Director of QCR Holdings and Quad City Bank & Trust
(Age 63)

Ronald G. Peterson           1993         Director of QCR Holdings and Quad City Bank & Trust
(Age 60)

CLASS I
(Term Expires 2006)

Michael A. Bauer             1993         Chairman of the Board and Director of QCR  Holdings;  President,
(Age 55)                                  Chief Executive Officer and Director of Quad City Bank & Trust;
                                          Director of Cedar Rapids Bank & Trust; Chairman of the Board
                                          and Director of Quad City Bancard

James J. Brownson            1997         Director of QCR  Holdings;  Secretary  and Director of Quad City
(Age 58)                                  Bank & Trust

Henry Royer                  2002         Director of QCR Holdings;  Chairman of the Board and Director of
(Age 72)                                  Cedar Rapids Bank & Trust

All of our continuing directors and nominees will hold office for the terms indicated, or until their earlier death, resignation, removal or disqualification, and until their respective successors are duly elected and qualified. All of our executive officers hold office for a term of one year. There are no arrangements or understandings between any of the directors, executive officers or any other person pursuant to which any of our directors or executive officers have been selected for their respective positions. Mr. Royer is also a director of Media Sciences International, Inc., a company registered under the Securities Exchange Act, and a trustee of Berthel Growth and Income Fund I, a business trust registered under the Investment Company Act of 1940.

The business experience of each of the nominees and continuing directors for the past five years is as follows:

Patrick S. Baird is President and Chief Executive Officer of AEGON USA, Inc., a U.S. subsidiary of the international insurance company, AEGON nv. He is also an officer and director of many of AEGON USA's life insurance subsidiaries. He currently serves on the board of directors of the Kirkwood Community College Foundation, Waypoint (formerly YMCA) and Priority One in Cedar Rapids. Mr. Baird has been a director of Cedar Rapids Bank & Trust since September 2001.

Michael A. Bauer, prior to co-founding QCR Holdings, was employed from 1971 to 1992 by Davenport Bank and Trust Company located in Davenport, Iowa with assets of approximately $1.8 billion, as of December 31, 1992. In January 1992 he was named President and Chief Operating Officer, while from 1989 to 1992 he served as Senior Vice President in charge of all lending. Mr. Bauer currently serves as a director of St. Ambrose University, Genesis Medical Center, Kahl Home for the Aged and Infirm, Davenport ONE and the Iowa Council, Boy Scouts of America. He also currently serves on the Community Bank Council of the Chicago Federal Reserve. Mr. Bauer is a member of Rotary Club of Davenport. He also serves as Chairman of the Finance Council of the Diocese of Davenport and the Finance Council of St. Paul The Apostle Church. Along with Mr. Hultquist, Mr. Bauer received the 1998 Ernst & Young "Entrepreneur of the Year" award for the Iowa and Nebraska region, and was inducted into the Quad Cities Area Junior Achievement Business Hall of Fame in 2003.

James J. Brownson is the President of W.E. Brownson Co., a manufacturers' representative agency located in Davenport, Iowa, and has been in that position since 1978. Mr. Brownson began his career in 1967 as a staff auditor with Arthur Young & Co., CPA's, of Chicago, Illinois. From 1969 until 1978, Mr. Brownson was employed by Davenport Bank & Trust Company, where he left as Senior Vice President and Cashier. He is a past member of the National Sales Representative Council of Crane Plastics, Columbus, Ohio, and Dayton Rogers Manufacturing Co., Minneapolis, Minnesota. Mr. Brownson has been a director and Secretary of Quad City Bank & Trust since October 1993.

Larry J. Helling was previously the Executive Vice President and Regional Commercial Banking Manager of Firstar Bank in Cedar Rapids with a focus on the Cedar Rapids metropolitan area and the Eastern Iowa region. Prior to his seven years with Firstar, Mr. Helling spent twelve years with Omaha National Bank. He is a graduate of Cedar Rapids' Leadership for Five Seasons program and currently serves on the board of directors of the United Way of East Central Iowa, the board of trustees of Big Brothers/Big Sisters, the board of directors of Downtown Rotary, and the board of trustees of Junior Achievement. In addition, he is actively involved in numerous school and church related activities and committees.

Douglas M. Hultquist is a certified public accountant and previously served as a tax partner with two major accounting firms. He began his career with KPMG Peat Marwick in 1977 and was named a partner in 1987. In 1991, the Quad Cities office of KPMG Peat Marwick merged with McGladrey & Pullen. Mr. Hultquist served as a tax partner in the Illinois Quad Cities office of McGladrey & Pullen from 1991 until co-founding QCR Holdings in 1993. During his public accounting career, Mr. Hultquist specialized in bank taxation and mergers and acquisitions. Mr. Hultquist served on the board of directors of the PGA TOUR John Deere Classic and was its Chairman for the July 2001 tournament. Mr. Hultquist serves on the board of The Robert Young Center for Mental Health and is a member of the Augustana College board of trustees and serves on its Planned Giving Council. He also serves on the Board of the TPC at Deere Run and as Finance Chairman of the William Butterworth Memorial Trust. Mr. Hultquist is a member of the Unified Growth Strategy-Policy Committee of the Illinois Quad City Chamber of Commerce and is a board member of the NewVentures Initiative. He is also a member of the American Institute of CPAs and the Iowa Society of CPAs. Along with Mr. Bauer, Mr. Hultquist received the 1998 Ernst & Young "Entrepreneur of the Year" award for the Iowa and Nebraska region, and was inducted into the Quad Cities Area Junior Achievement Business Hall of Fame in 2003.

Mark C. Kilmer is President of The Republic Companies, an 88-year old family-owned group of businesses headquartered in Davenport, Iowa involved in the wholesale equipment and supplies distribution of electrical, refrigeration, heating and air-conditioning systems. Prior to joining Republic in 1984, Mr. Kilmer worked in the Management Information Systems Department of Standard Oil of California (Chevron) in San Francisco. Mr. Kilmer currently serves on the boards of Genesis Medical Center and Genesis Health System. He is the immediate two-term past Chairman of the PGA TOUR John Deere Classic and the past Chairman of the Scott County YMCA's board of directors. Mr. Kilmer has also served on the boards of The Genesis Heart Institute, St. Luke's Hospital, Rejuvenate Davenport, The Vera French Foundation and Trinity Lutheran Church and was a four-time Project Business consultant for Junior Achievement. Mr. Kilmer has been a director of Quad City Bank & Trust since February 1996.

John K. Lawson began his career with Deere & Company in 1958 as an engineering co-op trainee and retired in 2002. He received his mechanical engineering degree in 1962, and by the mid 1960's, he was assigned to the Deere & Company European Office in Heidelberg, Germany. His responsibilities included working with the manufacturing engineering operations in eight European and African countries. He returned to the United States in 1968, and held positions in several manufacturing operations, including General Manager, Dubuque and Davenport. In 1985, Mr. Lawson was named Vice President, Manufacturing, Agricultural Equipment Division. In 1992, he became President, Lawn and Grounds Care Division. In his final position with Deere & Company as Senior Vice President, Technology and Engineering for Deere & Company, Mr. Lawson was responsible for the company's engineering, business computer systems, quality, supply management and communications areas. He serves on the board of directors of the Iowa State University Foundation and Junior Achievement of the Quad Cities Area. Mr. Lawson also serves as an Advisory Board Member for Varied Investments, located in Muscatine, Iowa. Mr. Lawson has been a director of Quad City Bank & Trust since July 1997.

Ronald G. Peterson is the President and Chief Executive Officer of the First State Bank of Western Illinois, located in La Harpe, Illinois, and has served in that position since 1982. Mr. Peterson is also President of that bank's holding company, Lamoine Bancorp, Inc. He currently serves as President of the LaHarpe Educational Foundation, Treasurer of the Western Illinois University Foundation and a member of the McDonough District Hospital Development Council. Mr. Peterson has been a director of Quad City Bank & Trust since October 1993.

Henry Royer is a 30-year veteran of the banking industry who served as President of Merchants National Bank in Cedar Rapids, IA from 1983 to 1994. He is currently Executive Vice President of Berthel Fisher Planning, Inc., President of Berthel SBIC, LLC and General Manager of Berthel Growth and Income Trust I. Mr. Royer currently serves as the Chairman of the board of directors of the Mid-America Housing Partnership. He is the past President of the Cedar Rapids Chamber of Commerce and the past Chairman of Priority One. Mr. Royer has served as a director or trustee for many Cedar Rapids companies and institutions including the Cedar Rapids Art Museum, Coe College, Iowa Electric Light and Power Company, Mercy Hospital and United Way. Mr. Royer has been the Chairman of the board of directors of Cedar Rapids Bank & Trust since September 2001.

                 CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS

General. Currently, there are nine members of the board of directors of QCR Holdings. Generally, the board oversees our business and monitors the performance of our management. In accordance with our corporate governance procedures, the board does not involve itself in the day-to-day operations of QCR Holdings, which is monitored by our executive officers and management. Our directors fulfill their duties and responsibilities by attending regular meetings of the full board, which are held on a quarterly basis. Additionally, the Executive Committee, which is comprised of directors who are deemed to be "independent" pursuant to the listing requirements of the Nasdaq Stock Market, Inc., also meets quarterly and has the authority to carry out many of the oversight functions of the full board. Our directors also discuss business and other matters with Mr. Hultquist, our Chief Executive Officer, other key executives and our principal external advisers (legal counsel, auditors and other consultants).

Directors, Baird, Brownson, Lawson, Peterson and Royer, as well as nominee Kilmer, are deemed to be "independent" as that term is defined by Nasdaq. The board of directors has established an Audit Committee, an Executive Committee, a Compensation and Benefits Committee and a Technology Committee. The current charters of the Audit Committee and the Executive Committee are available on our banking subsidiaries' websites at www.qcbt.com and www.crbt.com. Also posted on the websites is general information regarding the company and our common stock, many of our corporate polices and links to our filings with the Securities and Exchange Commission.

A total of six regularly scheduled and special meetings were held by the board of directors of QCR Holdings in 2003. During that time, all directors attended at least 75 percent of the meetings of the board and the committees on which they served during the period they served on the board. Although we do not have a formal policy regarding director attendance at the annual meeting, we encourage and expect all of our directors to attend. Last year, seven of the nine directors were present at the annual meeting.

All directors of QCR Holdings received quarterly fees of $2,000 and received fees of $100 for attendance at each meeting of the board of directors during 2003. In addition, non-employee directors received fees of $200 per committee meeting attended. All directors of Quad City Bank & Trust received quarterly fees of $1,500 and fees of $100 for attendance at each meeting of the board of directors during 2003. In addition, non-employee directors received fees of $200 per committee meeting attended. All non-employee directors of Cedar Rapids Bank & Trust received fees of $450 for attendance at each meeting of the board of directors and $200 for attendance at each committee meeting during the 2003 year.

Audit Committee. The Audit Committee consists of directors Baird, Brownson, Lawson and Royer. Each of the members is considered "independent" according to the Nasdaq listing requirements and the regulations of the Securities and Exchange Commission. The board of directors has determined that director Baird qualifies as an "Audit Committee Financial Expert" under the regulations of the Securities and Exchange Commission. The board based this decision on director Baird's educational and professional experience.

The Audit Committee met five times in 2003.

The functions performed by the Audit Committee include, but are not limited to, the following:

o selecting our independent auditors and pre-approving all engagements and fee arrangements;

o    reviewing the independence of the independent auditors;

o reviewing actions by management on recommendations of the independent auditors and internal auditors;

o meeting with management, the internal auditors and the independent auditors to review the effectiveness of our system of internal control and internal audit procedures;

o reviewing our earnings releases and reports filed with the Securities and Exchange Commission; and

o reviewing reports of bank regulatory agencies and monitoring management's compliance with recommendations contained in those reports.

In 2003, the Audit Committee requested proposals from five accounting firms to provide independent external audit services to QCR Holdings. After an extensive review of the proposals, the Audit Committee selected McGladrey & Pullen, LLP to provide these services.

To promote independence of the audit function, the Audit Committee consults separately and jointly with the independent auditors, the internal auditors and management. The Audit Committee has adopted a written charter, which sets forth the committee's duties and responsibilities. Our current charter was attached to our 2001 proxy statement, is available on our websites at www.qcbt.com and www.crbt.com and a copy is also attached as Exhibit A to this proxy statement.

Executive Committee. The Executive Committee is comprised of Messrs. Baird, Brownson, Lawson, Peterson and Royer, each of whom is considered "independent" according to the Nasdaq listing requirements. The Executive Committee is charged with overseeing our corporate governance programs, board policies, committee structure and membership reviewing and recommending the nominees for election to the board of directors, and reviewing and establishing the salaries and compensation of our executive officers. In carrying out the nominating function, the committee is charged with identifying and nominating individuals to be presented to our stockholders for election or re-election to the board of directors. The committee also reviews and monitors our policies, procedures and structure as they relate to corporate governance. The committee's responsibilities and functions are further described in its charter, which is available on our websites at www.qcbt.com and www.crbt.com. The Executive Committee met five times in 2003.

Director Nominations and Qualifications. In carrying out its nominating function, the Executive Committee evaluates all potential nominees for election, including incumbent directors, board nominees and those stockholder nominees included in the proxy statement, in the same manner. Generally, the committee believes that, at a minimum, directors should possess certain qualities, including the highest personal and professional ethics and integrity, a sufficient educational and professional background, demonstrated leadership skills, sound judgment, a strong sense of service to the communities which we serve and an ability to meet the standards and duties set forth in our code of business conduct and ethics. The committee also evaluates potential nominees to determine if they have any conflicts of interest that may interfere with their ability to serve as effective board members, to determine if they meet QCR Holdings' age eligibility requirements (a person who has reached age 72 before the date of the annual meeting is not eligible for election to the board) and to determine whether they are "independent" in accordance with Nasdaq requirements, to ensure that at least a majority of the directors will, at all times, be independent. The committee has not, in the past, retained any third party to assist it in identifying candidates, but it has the authority to retain a third party firm or professional for the purpose of identifying candidates.

By mutual agreement of John W. Schricker, a current director whose term is set to expire this year, and the board, Mr. Schricker decided not to seek reelection to the board of directors. Mr. Schricker retired as President of Quad City Bancard, Inc. in November 2003. As a result, Mr. Hultquist, Chief Executive Officer of QCR Holdings, Mr. Bauer, Chairman of the Board of QCR Holdings, and the independent members of the board decided to look to the directors of QCR Holdings' subsidiaries for potential candidates. Using the same criteria discussed above, they recommended to the Executive Committee that Mark C. Kilmer be nominated for director. The Executive Committee reviewed the nomination and determined that Mr. Kilmer should be a nominee for director along with Messrs. Hultquist and Helling, both incumbent directors. The board did not receive any stockholder nominations for director for the 2004 annual meeting.

Stockholder Communication with the Board, Nomination and Proposal Procedures.

General Communications with the Board. Stockholders may contact QCR Holdings' board of directors by contacting Todd A. Gipple, Corporate Secretary, at QCR Holdings, Inc., 3551-7th Street, Suite 204, Moline, Illinois 61265 or (309) 743-7745. All comments will be forwarded directly to the Chairman of the board of directors.

Nominations of Directors. In order for a stockholder nominee to be considered by the Executive Committee to be its nominee and included in our proxy statement, the nominating stockholder must file a written notice of the proposed director nomination with our Corporate Secretary, at the above address, at least 120 days prior to the anniversary of the date the previous year's proxy statement was mailed to stockholders. Nominations must include the full name and address of the proposed nominee and a brief description of the proposed nominee's business experience for at least the previous five years. All submissions must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. The committee may request additional information in order to make a determination as to whether to nominate the person for director.

In accordance with our bylaws, a stockholder may otherwise nominate a director for election at an annual meeting of stockholders by delivering written notice of the nomination to our Corporate Secretary, at the above address, not less than 30 days nor more than 75 days prior to the date of the annual meeting, provided, however, that if less than 40 days' notice of the meeting is given, notice by the stockholder, to be timely, must be delivered no later than 10 days from the date on which notice of the meeting was mailed. The stockholder's notice of intention to nominate a director must include (i) the name and address of record of the nominating stockholder; (ii) a representation that the stockholder is a record holder entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) the name, age, business and residence addresses, and principal occupation or employment of each nominee; (iv) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (v) any other information regarding each proposed nominee as would be required to comply with the rules and regulations set forth by the Securities and Exchange Commission; and (vi) the consent of each nominee to serve as a director of the corporation if so elected. We may request additional information after receiving the notification for the purpose of determining the proposed nominee's eligibility to serve as a director. Persons nominated for election to the board pursuant to this paragraph will not be included in our proxy statement.

Other Stockholder Proposals. To be considered for inclusion in our proxy statement and form of proxy for our 2005 annual meeting of stockholders, stockholder proposals must be received by our Corporate Secretary, at the above address, no later than November 25, 2004, and must otherwise comply with the notice and other provisions of our bylaws, as well as Securities and Exchange Commission rules and regulations.

For proposals to be otherwise brought by a stockholder at an annual meeting, the stockholder must file a written notice of the proposal to our Corporate Secretary not less than 30 days nor more than 75 days prior to the date of the annual meeting, provided, however, that if less than 40 days' notice of the meeting is given, notice by the stockholder, to be timely, must be delivered no later than 10 days from the date on which notice of the meeting was mailed. The notice must set forth: (i) a brief description of the proposal and the reasons for conducting such business at the meeting; (ii) the name and address of the proposing stockholder; (iii) the number of shares of the corporation's common stock beneficially owned by the stockholder on the date of the notice; and (iv) any financial or other interest of the stockholder in the proposal. Stockholder proposals brought under this paragraph will not be included in our proxy statement.

Independent Director Sessions. Consistent with the Nasdaq listing requirements, the independent directors regularly have the opportunity to meet without Messrs. Bauer, Helling or Hultquist in attendance. In 2003, the board of directors created the position of a lead independent director and appointed director Brownson to serve in this position. The lead independent director assists the board in assuring effective corporate governance and serves as chairperson of the independent director sessions.

Compensation and Benefits Committee. The Compensation and Benefits Committee consists of directors Bauer, Hultquist, Helling and Lawson, as well as Arthur L. Christofferson, director of Cedar Rapids Bank & Trust and Joyce E. Bawden, John
H. Harris and Cathie S. Whiteside, directors of Quad City Bank & Trust. The Compensation and Benefits Committee has authority to perform policy reviews and to oversee and direct the compensation and personnel functions of the employees, with the exception of our executive officers. The Compensation and Benefits Committee met three times during 2003.

Technology Committee. The Technology Committee consists of directors Bauer, Helling, Hultquist, Ann M. Lipsky, director of Cedar Rapids Bank & Trust, and John H. Harris and Cathie S. Whiteside, directors of Quad City Bank & Trust. The Technology Committee reviews the technology plans of QCR Holdings and our subsidiaries for the future. The Technology Committee met four times during 2003.

Code of Business Conduct and Ethics. We have a code of business conduct and ethics in place that applies to all of our directors and employees. The code sets forth the standard of ethics that we expect all of our directors and employees to follow, including our Chief Executive Officer and Chief Financial Officer. The code is posted on our websites at www.qcbt.com and www.crbt.com. We intend to satisfy the disclosure requirements under Item 10 of Form 8-K regarding any amendment to or waiver of the code with respect to our Chief Executive Officer and Chief Financial Officer, and persons performing similar functions, by posting such information on our website.

               PROPOSED AMENDMENT TO CERTIFICATE OF INCORPORATION
                      REGARDING AUTHORIZED SHARES OF STOCK

General

Our board of directors has unanimously approved, and recommends to our stockholders for their approval and adoption, an amendment to the certificate of incorporation that would increase the number of our authorized shares of common stock from 5,000,000 shares to 10,000,000 shares.

As of March 17, 2004, we had 2,873,561 and 2,813,415 shares of common stock issued and outstanding, respectively, and no preferred stock issued and outstanding. Our board of directors believes that this proposed amendment is in the best interests of QCR Holdings and our stockholders. Holders of a majority of the outstanding shares of our common stock as of the close of business on March 17, 2004, must approve the amendment of our certificate of incorporation to increase the number of authorized shares of QCR Holdings' common stock. Unless instructed to the contrary, all shares represented by proxy cards signed and returned to us will be voted in favor of the adoption of this amendment.

Proposed Amendment to Certificate of Incorporation

If this amendment is approved by our stockholders, the first sentence of Article IV of the certificate of incorporation will be amended to read as follows:

     "The total number of shares of capital stock which the corporation shall have authority to issue is 10,000,000 shares of Common Stock, par value $1.00 per share, and 250,000 shares of Preferred Stock, par value $1.00 per share."

Reasons for the Proposed Amendment

This proposed amendment authorizes additional shares of common stock. If the proposed amendment is approved, our board of directors will be able to use the additional shares of common stock for a variety of purposes.

First, the additional shares of stock would provide us with shares of stock that could be used to make acquisitions that may be advisable from time to time. These transactions could include the acquisition of additional branch locations, subsidiaries or bank or thrift holding companies. Although no such transactions are planned for the immediate future, we believe that it is in our best interest to have available a sufficient number of authorized shares of common stock if such transactions become advisable.

Second, the additional shares of stock authorized by the amendment could be used to raise additional working capital for QCR Holdings or any of our subsidiaries. It is possible that our board of directors may in the future decide to conduct a private or public offering of stock to raise additional capital for contribution to our subsidiaries and for general corporate purposes. Although our board of directors does not currently have any specific plans in this regard, these shares would be available for that purpose.

Third, additional authorized shares of common stock could be used to fund the grant of stock options to our officers, employees and directors. Equity based compensation can be used to provide additional incentive to personnel without causing an immediate adverse effect on our profitability. Moreover, the grant of stock options can perhaps be used to retain valuable employees who might otherwise be lured away by the promise of higher cash salaries from competitors.

Fourth, additional authorized shares of common stock could be used for a variety of other purposes, including the declaration of a stock split or stock dividend. It is possible that our board of directors may in the future decide to declare a stock split or stock dividend.

The increase in the authorized number of shares of stock would allow for the possibility of substantial dilution of the voting power of our current stockholders, although no dilution will occur as a direct result of the increase in the number of our authorized shares. The degree of any dilution that would occur following the issuance of any additional shares of stock would depend upon the number of shares of stock that are actually issued in the future, which cannot be determined at this time. Issuance of a large number of additional voting shares could significantly dilute the voting power of our existing stockholders.

The existence of a substantial number of authorized and unissued shares of stock could also impede an attempt to acquire control because our board of directors would have the ability to issue additional shares of stock in response to any such attempt. We are not aware at this time of any attempt to acquire control of QCR Holdings, and no decision has been made as to whether any or all newly authorized but unissued shares of stock would be issued in response to any attempt of that kind.

Stockholder Vote Necessary For Approval of the Amendment

To be approved by our stockholders, this amendment must receive the affirmative vote of the majority of the outstanding shares of our common stock. Our board of directors believes that the adoption of this amendment is in the best interests of our stockholders and unanimously recommends that you vote your shares FOR this amendment.

                        APPROVAL OF STOCK INCENTIVE PLAN

On January 23, 2004, our board of directors unanimously adopted resolutions approving the QCR Holdings 2004 Stock Incentive Plan, subject to stockholder approval, to promote equity ownership of QCR Holdings by our directors, officers, employees, consultants and advisors to sustain a sense of proprietorship and personal involvement in the continued development and financial success of QCR Holdings and its affiliates, and to encourage them to remain with and devote their best efforts to our business and the business of our affiliates, thereby advancing the interests of QCR Holdings and its stockholders. A summary of the Stock Incentive Plan is set forth below. This summary is qualified in its entirety by reference to the Stock Incentive Plan, a copy is attached as Exhibit B to this proxy statement.

Administration

The Stock Incentive Plan is to be administered by the Executive Committee, each member of which is a non-employee director. Among other things, the committee will have the authority to select individuals to whom awards may be granted, to determine the terms of each award, to interpret the provisions of the plan, to correct any defects or inconsistencies in the plan or any award and to adopt rules, regulations, forms and agreements that it may deem necessary or advisable for the administration of the plan.

Shares Subject to the Plan

The aggregate number of shares that may be obtained by directors, officers, employees, consultants and advisors under the plan is 150,000 shares. Each person is eligible to receive awards with respect to an aggregate maximum of 100,000 shares over the term of the plan. Any shares that remain unissued at the termination of the plan will cease to be subject to the plan, but until termination, QCR Holdings will make available sufficient shares to meet the requirements of the plan.

Options

The board may issue options that constitute incentive stock options to officers and employees and nonqualified options to directors, officers, employees, consultants and advisors. Each option granted under the plan will be subject to the terms and conditions set by the committee, including option price, vesting schedule and option term. The option price of incentive options granted under the plan must be 100% of the fair market value of a share on the date the option is granted. For individuals owning more than 10% of the total combined voting power of all classes of capital stock of QCR Holdings, the option price must be at least 110% of the fair market value of a share on the date the option is granted. Incentive stock options are also subject to the further restriction that the aggregate fair market value (determined as of the date of grant) of common stock as to which any incentive stock option first becomes exercisable in any calendar year, is limited to $100,000. Under the terms of the plan and in connection with the listing standards of Nasdaq, no option may be repriced to reduce the exercise price of such option without stockholder approval (except in connection with a change in our capitalization).

The exercise price of an option must be paid in full (i) in cash; (ii) in common stock valued at its fair market value on the date of exercise, provided it has been owned by the optionee for at least six (6) months prior to the exercise;
(iii) in cash by an unaffiliated broker-dealer to whom the holder of the option has submitted an exercise notice consisting of a fully endorsed option; (iv) by agreeing to surrender Stock Appreciation Rights ("SARs") then exercisable valued at their fair market value on the date of exercise; (v) by other means of payment as authorized by the committee; or (vi) by any combination of the above, as elected by the optionee. Options may not be exercised more than ten (10) years after the date of grant. In the case of a 10% or more stockholder, options may not be exercised more than five (5) years after the date of grant.

Tax Benefit Rights

In addition to the options authorized under the plan, the committee may also issue Tax Benefit Rights ("TBRs") to individuals in tandem with options under the plan. Each TBR granted will relate to a specific option under the plan, and will be awarded to an individual concurrently with the grant of that option. Each TBR entitles an individual to the following payment - the excess of the fair market value of a share on the exercise date over the option price, times the difference between the highest rate of tax on ordinary income over the rate of tax on capital gains (federal and state). A TBR may be exercised only by giving written notice to QCR Holdings and only at the same time as an individual exercises options under the plan.

Restricted Stock Awards

The Stock Incentive Plan also provides for the award of Restricted Stock (`RSAs"), which will be evidenced by a written agreement in a form authorized by the committee. A grantee can accept an RSA only by signing and delivering to QCR Holdings a purchase agreement and full payment of the purchase price, within thirty (30) days from the date the RSA agreement was delivered to the grantee. If the grantee does not accept the RSA in this manner within thirty (30) days, then the offer of the RSA will terminate, unless the committee determines otherwise.

RSAs awarded under the plan will be subject to terms, conditions and restrictions as determined by the committee at the time of grant, including: (i) prohibitions against transfer; (ii) substantial risks of forfeiture; (iii) attainment of performance objectives; and (iv) repurchase by or right of first refusal of QCR Holdings. The committee may, in its discretion, accelerate the expiration of the restriction period with respect to any part or all of the RSAs awarded to a grantee. RSAs awarded, and the right to vote underlying shares and to receive dividends thereon, may not be sold, assigned, transferred, exchanged, pledged, hypothecated or otherwise encumbered during the restriction period, except under limited circumstances. Each certificate issued in connection with the RSAs will be deposited with QCR Holdings, or its designee, and will bear an appropriate legend referencing the applicable restrictions. Each restricted stock agreement will specify the terms and conditions upon which any restrictions on shares awarded under the plan will lapse. Upon the lapse of the restrictions, shares (which will not contain a restrictive legend) will be issued to the grantee. If a grantee is terminated prior to the lapse of restrictions applicable to RSAs awarded, those shares will be forfeited without payment and without any future right or interest therein.

Stock Appreciation Rights

The committee may also award Stock Appreciation Rights under the plan ("SARs"), which may be granted separately or in tandem with or by reference to an option granted prior to or simultaneously with the grant of SARs, to eligible directors, officers, employees, consultants and advisors as selected by the committee. The SARs will be evidenced by a written agreement in a form authorized by the committee.

SARs may be granted in tandem with or with reference to a related option, in which event the grantee may elect to exercise either the option or the SAR, but not both, as to the same share subject to the option and the SAR, or the SAR may be granted independently of a related option. SARs will generally not be transferable, except under limited circumstances. Upon exercise of an SAR, the grantee will be paid, in cash, the excess of the then fair market value of the number of shares to which the SAR relates over the fair market value of such number of shares at the date of grant of the SAR or of the related option, as the case may be.

Amendment and Termination

The board may amend, suspend or terminate the plan or any portion thereof at any time, but no amendment may be made without approval of the stockholders which will materially increase the aggregate number of shares with respect to which incentive stock option awards may be made under the plan, or change the class of persons eligible to receive incentive stock option awards under the plan.

Term of the Plan

The plan will become effective upon the date of its adoption by the board, provided that incentive stock options may be granted only if the plan is approved by the stockholders within twelve (12) months before or after the date of adoption by the board. Unless sooner terminated, options, TBRs, RSAs and SARs may not be granted under the plan after the expiration of ten (10) years from the effective date. However, awards may be exercisable after the end of the term of the plan.

Stockholder Vote Necessary For Approval of the Stock Incentive Plan

The affirmative vote of the holders of a majority of the shares of common stock present in person or by proxy at the annual meeting is required to approve the Stock Incentive Plan. Our board of directors unanimously recommends a vote FOR the proposed Stock Incentive Plan.

                      EQUITY COMPENSATION PLAN INFORMATION

The table below sets forth the following information as of December 31, 2003 for
(i) all compensation plans previously approved by QCR Holdings' stockholders and
(ii)  all   compensation   plans  not  previously   approved  by  QCR  Holdings'
stockholders:

(a) the number of securities to be issued upon the exercise of outstanding options, warrants and rights;

(b) the weighted-average exercise price of such outstanding options, warrants and rights; and

(c) other than securities to be issued upon the exercise of such outstanding options, warrants and rights, the number of securities remaining available for future issuance under the plans.

                                                    EQUITY COMPENSATION PLAN INFORMATION
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                     Number of securities
                                        Number of securities                                       remaining available for
                                          to be issued upon                                      future issuance under equity
                                             exercise of          Weighted-average exercise     compensation plans (excluding
                                        outstanding options,    price of outstanding options,      securities reflected in
                                         warrants and rights         warrants and rights                 column (a))
            Plan category                        (a)                         (b)                             (c)
------------------------------------------------------------------------------------------------------------------------------------
Equity compensation plans
  approved by security holders .....            151,596                     $12.92                        116,244 (1)
Equity compensation plans
  not approved by security holders .                  -                          -                                -
                                                ---------------------------------------------------------------------
        Total.......................            151,596                     $12.92                        116,244 (1)
                                                =====================================================================

(1) Includes 91,327 shares available under the QCR Holdings, Inc. Employee Stock Purchase Plan.

                             EXECUTIVE COMPENSATION

The following table sets forth information concerning the compensation paid or granted to QCR Holdings' Chief Executive Officer and the other executive officers who had an aggregate salary and bonus which exceeded $100,000 for the year ended December 31, 2003.

                                                SUMMARY COMPENSATION TABLE
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                 Long-Term
                                                                                                Compensation
                                                           Annual Compensation                     Awards
                                             --------------------------------------------       ------------
            (a)                   (b)             (c)           (d)              (e)                (g)                (i)
                                                                                                 Securities
                                                                             Other Annual        Underlying         All Other
Name and                     Calendar Year                                   Compensation         Options/        Compensation
Principal Position                (1)        Salary($)(2)   Bonus($)(3)         ($)(4)            SARs(#)              ($)
---------------------------- --------------- -------------- ------------- ------------------- ----------------- ------------------
Douglas M. Hultquist              2003       $   175,000    $    94,792      $  41,756        $       --        $   27,046(6)
President and Chief               2002       $   172,500    $   116,146      $  33,558        $       --        $   21,701(7)
Executive Officer of              2001       $   170,000    $    65,000      $      --        $    5,000        $   24,820(8)
QCR Holdings,
Chairman of Quad City
Bank & Trust

Michael A. Bauer                  2003       $   175,000    $    94,792      $  54,281        $       --        $   32,046(6)
Chairman of QCR                   2002       $   172,500    $   116,146      $  15,587        $       --        $   30,213(7)
Holdings, President               2001       $   170,000    $    65,000      $      --        $    5,000        $   29,820(8)
and Chief Executive
Officer of Quad City
Bank & Trust

Larry J. Helling(5)               2003       $   163,000    $    75,790      $      --        $       --        $   23,801(6)
President and Chief               2002       $   161,500    $    49,800      $      --        $       --        $   21,677(7)
Executive Officer of              2001       $   124,450    $    16,000      $      --        $   18,100        $   12,964(8)
Cedar Rapids Bank &
Trust

Todd A. Gipple                    2003       $   132,600    $    38,675            ---             1,500        $   20,333(6)
Executive Vice President,         2002       $   127,500    $    58,700            ---             1,575        $   20,434(7)
Chief Financial Officer           2001       $   120,000    $    33,000            ---             4,100        $    8,287(8)
and Secretary of QCR
Holdings

(1) QCR Holdings changed its fiscal year end from June 30 to December 31 following its filed Form 10-K for the fiscal year ended June 30, 2002. Therefore, the Summary Compensation Table has been restated to include information regarding the compensation of the named executive officers for the fiscal year 2003 and the calendar years ended December 31, 2002 and 2001.

(2) Includes amounts deferred under the QCR Holdings, Inc. 401(k)/Profit Sharing Plan (the "401(k) Plan") and the deferred compensation agreements.

(3) As indicated above, bonus payments have been restated to a calendar year basis from a fiscal year basis for the years 2002 and 2001. The bonus for 2003 was paid in February 2004. The bonus for the six month transition period ended December 2002 was paid in January 2003 for Messrs. Helling and Gipple, and in two installments in January 2003 and May 2003 for Messrs. Bauer and Hultquist. Bonuses were previously paid in July each year.

(4) Represents amount of tax benefit rights paid on behalf of Messrs. Bauer and Hultquist in connection with their exercise of stock options.

(5) Mr. Helling joined Cedar Rapids Bank & Trust as Chief Executive Officer in April 2001.

(6) During the 2003 calendar year, each individual had contributions made to the 401(k) Plan for his benefit as follows: Messrs. Hultquist and Bauer - $10,996; Mr. Helling - $10,823; and Mr. Gipple - $9,537. In addition, each received term life insurance which had a per person premium cost as follows: Messrs. Hultquist and Bauer - $1,050; Mr. Helling - $978; and Mr. Gipple - $796. In addition, pursuant to the deferred compensation agreements entered into between QCR Holdings and each of Messrs. Hultquist, Bauer, Helling and Gipple, QCR Holdings contributed deferred compensation as follows: Mr. Hultquist - $15,000, Mr. Bauer - $20,000, Mr. Helling - $12,000, and Mr. Gipple - $10,000.

                                       15

(7) During the 2002 calendar year, each individual had contributions made to the 401(k) Plan for his benefit as follows: Mr. Hultquist - $5,666; Mr. Bauer - $9,178; Mr. Helling - $8,712; and Mr. Gipple - $9,669. In addition, each received term life insurance which had a per person premium cost as follows: Messrs. Hultquist and Bauer - $1,035; Mr. Helling - $965; and Mr. Gipple - $765. In addition, pursuant to the deferred compensation agreements entered into between QCR Holdings and each of Messrs. Hultquist, Bauer, Helling and Gipple, QCR Holdings contributed deferred compensation as follows: Mr. Hultquist - $15,000, Mr. Bauer - $20,000, Mr. Helling - $12,000, and Mr. Gipple - $10,000.

(8) During the 2001 calendar year, each individual had contributions made to the 401(k) Plan for his benefit as follows: Messrs. Hultquist and Bauer - $8,800, Mr. Helling - $6,004, and Mr. Gipple - $7,567. In addition, each received term life insurance which had a per person premium cost as follows: Messrs. Bauer and Hultquist - $1,020, Mr. Helling - $960, and Mr. Gipple - $720. In addition, pursuant to the deferred compensation agreements entered into between QCR Holdings and each of Messrs. Hultquist, Bauer and Helling, QCR Holdings contributed deferred compensation as follows: Mr. Hultquist - $15,000, Mr. Bauer - $20,000, and Mr. Helling - $6,000.

The following table sets forth certain information concerning the number and value of stock options granted in the 2003 calendar year to the individuals named in the Summary Compensation Table.

                                         OPTION GRANTS IN 2003 CALENDAR YEAR
-----------------------------------------------------------------------------------------------------------------------
                                                  Individual Grants
-----------------------------------------------------------------------------------------------------------------------
             (a)                     (b)               (c)               (d)               (e)               (f)
                                                    % of Total
                                   Options       Options Granted     Exercise or                          Grant Date
                                   Granted       to Employees in     Base Price         Expiration      Present Value
             Name                   (#)(1)             Year            ($/Sh)              Date           ($)(2)(3)
-----------------------------------------------------------------------------------------------------------------------
Douglas M. Hultquist                    ---            ---           $      ---            ---            $    ---
Michael A. Bauer                        ---            ---           $      ---            ---            $    ---
Larry J. Helling                        ---            ---           $      ---            ---            $    ---
Todd A. Gipple                        1,500           30.6%          $    17.11      January 5, 2013      $ 10,380

(1) Options vest in five equal annual portions beginning one year from the date of grant.

(2) The Black-Scholes valuation model was used to determine the grant date present values. Significant assumptions include: risk-free interest rate, 4.33%; expected option life, 10 years; expected volatility 23.87% and expected dividends, 0.58%.

(3) The ultimate value of the options will depend on the future market price of our common stock, which cannot be forecast with reasonable accuracy. The actual value, if any, an executive may realize upon the exercise of an option will depend on the excess of the market value of our common stock, on the date the option is exercised, over the exercise price of the option.

The following table sets forth certain information concerning the number of stock options and Stock Appreciation Rights ("SARs") at December 31, 2003 held by the individuals named in the Summary Compensation Table.

                          AGGREGATED OPTION/SAR EXERCISES IN 2003 CALENDAR YEAR ANDCY-END
                                                 OPTION/SAR VALUES
--------------------------------------------------------------------------------------------------------------------
          (a)                 (b)            (c)                   (d)                            (e)
                                                                Number of                      Value of
                                                               Securities                     Unexercised
                                                               Underlying                    in-the-money
                                                               Unexercised                   Options/SARs
                                                             Options/SARs at                      at
                                                               CY End (#)                     CY End ($)
--------------------------------------------------------------------------------------------------------------------
                            Shares
                          Acquired on      Value
          Name            Exercise (#)  Realized ($)  Exercisable   Unexercisable    Exercisable    Unexercisable
--------------------------------------------------------------------------------------------------------------------
Douglas M. Hultquist         16,000       $217,855        19,250         4,500        $  219,519     $  70,763
Michael A. Bauer             20,000       $281,425        19,250         4,500        $  219,519     $  70,763
Larry J. Helling              ---            ---           7,240        10,860        $  126,706     $ 190,059
Todd A. Gipple                ---            ---           6,515         8,260        $  101,075     $ 128,616

Employment  and  Deferred  Compensation  Agreements  with  Michael  A. Bauer and
Douglas M. Hultquist. We entered into new employment agreements with Messrs. Bauer and Hultquist dated January 1, 2004. These agreements amend and restate the prior employment agreements, dated July 1, 2000, under which Messrs. Bauer and Hultquist served. The new agreements each have a three-year term and in the absence of notice from either party to the contrary, the employment term under each agreement extends for an additional one year on the anniversary of each agreement. Pursuant to these agreements, Messrs. Bauer and Hultquist will each receive minimum salaries of $175,000. The agreements include provisions for the increase of compensation on an annual basis, performance bonuses, membership in various local clubs, an automobile allowance and participation in our benefit plans. The agreements further provide for severance compensation equal to one year of their respective salaries plus average annual bonuses in the event they are terminated without cause and three times the sum of their respective salaries and average annual bonuses if they are terminated upon a change in control.

Messrs. Bauer and Hultquist also entered into new deferred compensation agreements with us on January 1, 2004. These agreements amend and restate the prior agreements, dated July 1, 2000. Under Mr. Hultquist's agreement, he may defer up to $15,000 of his salary annually and we will match the amount deferred by him. Under Mr. Bauer's agreement, he may defer up to $20,000 of his salary annually and we will match the amount deferred by him. Full benefits under the agreements will be payable to Messrs. Bauer and Hultquist when they reach 65 years of age.

Employment and Deferred Compensation Agreements with Todd A. Gipple and Larry J. Helling. We also entered into new employment agreements with Messrs. Gipple and Helling dated January 1, 2004. Mr. Gipple's employment agreement, which amends and restates his prior employment agreement dated January 5, 2000, provides that Mr. Gipple is to receive a minimum salary of $140,500. The agreement includes a provision for the increase in compensation on an annual basis, performance bonuses, membership in a Quad Cities country club, a monthly automobile allowance and participation in our benefit plans. The agreement further provides that he is entitled to a payment equal to six months of his salary plus one-half of his average annual bonus if he is terminated without cause and two times his annual salary and average annual bonus if he is terminated upon a change in control. Mr. Gipple also entered into a new deferred compensation agreement with us on January 1, 2004, which amends and restates his prior agreement dated January 1, 2002, under which he may defer up to $10,000 of his salary annually and we will match the amount deferred by him.

Mr. Helling's employment agreement, which amends and restates his prior employment agreement dated April 11, 2001, provides that Mr. Helling is to receive a base annual salary of $167,000. The agreement includes a provision for the increase in compensation on an annual basis, performance bonuses, membership in various country clubs, a monthly automobile allowance, participation in certain cash incentive programs and participation in our benefit plans. The agreement further provides for a severance payment equal to six months of his salary in the event of a termination without cause and two times his annual salary in the event of a termination upon a change in control. Mr. Helling also entered into a new deferred compensation agreement with us on January 1, 2004, which amends and restates his prior agreement dated April 11, 2001, under which he may defer up to $12,000 of his salary annually and we will match the amount deferred by him.

All of the employment agreements described above are terminable at any time by either our board of directors or the respective officer. We may terminate these agreements at any time for cause without incurring any post-termination obligation to the terminated officer. If the officers are terminated without cause or upon a change in control, we must make severance payments as described in the previous sections. In addition to the severance payments that must be made, we must also pay all accrued salary, vested deferred compensation and other benefits then due each officer. The employment agreements also contain non-compete provisions, which provide that each officer is prohibited from competing with us or our subsidiaries within a 60-mile radius of any of our offices for a period of two years following the termination of the agreement.

Compensation Committee Interlocks and Insider Participation

During 2003, the Executive Committee, which sets the salaries and compensation for our executive officers, was comprised solely of independent directors; Messrs. Baird, Brownson, Lawson, Peterson and Royer. The Compensation and Benefits Committee, which sets the salaries and compensation of all employees who are not executive officers, consisted of Messrs. Bauer, Hultquist, Helling, Lawson, Christofferson and Harris, Ms. Bawden and Ms. Whiteside. Messrs. Bauer, Hultquist and Helling are executive officers and do not participate in any decisions involving their own compensation.

Executive Committee Report on Executive Compensation

The report of the Executive Committee below shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent QCR Holdings specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

General. The Executive Committee is comprised of five "independent" directors of QCR Holdings. The committee is committed to providing a total compensation program that supports our long-term business strategy and performance culture and creates a commonality of interest within our stockholders. The Executive Committee is responsible for the oversight of executive compensation and reviews the compensation program of QCR Holdings on an ongoing basis.

The overall philosophy used by the Executive Committee when making decisions is as follows:

o to provide incentives for executive officers to work toward achieving successful short-term and long-term goals and objectives;

o to provide significant reward for achievement of superior performance, as well as significant risk to penalize substandard performance;

o to create significant opportunity and incentive for executives to be long-term stockholders;

o to link executive compensation rewards to increases in shareholder value, as measured by favorable long-term results and continued strengthening of our financial condition;

o to provide flexibility to recognize, differentiate and reward individual performance; and

o    to facilitate stock ownership through granting of stock options.

For each executive officer, the Executive Committee was responsible for the establishment of base salary and bonuses paid, as well as an award level for the annual incentive compensation program, each of which is subject to the approval of the non-employee directors. The Executive Committee was also responsible for the administration of the stock programs for the executive officers, as well as recommendations regarding other executive benefits and plans, subject to the same approval process.

Additionally, the Executive Committee is currently considering adopting a Non-Qualified Supplemental Executive Retirement Agreement ("SERP") for executive officers. If adopted, the SERP would provide supplemental retirement income to certain key executive officers of QCR Holdings and our subsidiaries.

Salary and Bonus. The Executive Committee reviews each executive's base salary on an annual basis. It is the Executive Committee's policy that the base salaries of our executives should offer each executive security and allow us to attract qualified executives and maintain a stable management team and environment. The Executive Committee targets base salaries at levels comparable to those of comparable positions within the market place. We recently entered into new employment contracts with each of our executive officers. The initial base salary provided in the agreements may be increased to reflect the executive officer's performance, as well as our overall financial performance. Additionally, base salaries are determined by examining, among other things, the executive's level of responsibility, prior experience, length of time with us as an employee, breadth of knowledge and internal performance objectives. An executive's current salary in relation to the executive's salary range and the median salary practices of the market place are also considered. All of the factors described herein are considered on a subjective basis in the aggregate, and none of the factors is accorded a specific weight.

Annual adjustments to an executive's base salary, as well as the amount of any bonus, are driven by corporate and individual performance. Corporate performance, measured primarily in terms of earnings per share, return on equity and enhancement of total assets, impacts an executive's base salary. In addition, the Executive Committee will also measure individual performance. When measuring individual performance, the Executive Committee considers the individual's efforts in achieving established financial and business objectives, both short-term and long-term strategic objectives, managing and developing employees and enhancing long-term relationships with customers.

Annually, the Executive Committee evaluates four primary areas of performance in determining the Chief Executive Officer's level of compensation. These areas are:

o    our long-range strategic planning and implementation;

o    our financial performance;

o our compliance with regulatory requirements and relations with regulatory agencies; and

o the individual's effectiveness of managing relationships with stockholders and the board of directors.

The base salary paid to Mr. Hultquist, as President and Chief Executive Officer, during 2003 was also based in part upon the Executive Committee's satisfaction with our profitability, asset growth and risk management. The primary evaluation criteria are considered to be essential to our long-term viability and were given equal weight in the evaluation. The Executive Committee determined that Mr. Hultquist's leadership had a significant impact on our attaining this level of performance while maintaining our excellent safety and soundness ratings. Additionally, the Executive Committee considered Mr. Hultquist's personal performance as President and Chief Executive Officer, his previous years' salaries and the salary levels of other similarly situated financial institutions in setting his base salary at $175,000 for 2003 and 2004.

Stock Awards. Our current long-term incentive plans are intended to promote equity ownership in QCR Holdings by the directors and selected officers and employees, to increase their proprietary interest in our success and to encourage them to remain with us as employees. They also promote tax efficiency and replacement of benefit opportunities lost to regulatory limits. We have established the QCR Holdings, Inc. 401(k)/Profit Sharing Plan and the QCR Holdings, Inc. Employee Stock Purchase Plan, each of which allows participants to purchase shares of our common stock.

We also granted stock options in the past through the QCR Holdings, Inc. 1997 Stock Incentive Plan, which we are asking the stockholders to supplement at this year's annual meeting with the 2004 Stock Incentive Plan. We use stock options in our compensation program to reinforce our long-term perspective and to retain valued executives. In the future, we may also grant restricted stock under the 2004 Stock Incentive Plan as well as traditional stock options, as restricted stock may give us more favorable tax treatment. We did not grant options to most of our executive officers in 2003 because the 1997 plan was close to running out of shares reserved under the plan, with only 24,917 remaining options available for grant at December 31, 2003. We anticipate that we will grant more options in 2004 if stockholders approve the 2004 Stock Incentive Plan.

Conclusion. The Executive Committee believes these executive compensation policies and programs effectively serve the interests of stockholders and QCR Holdings. The Executive Committee believes these policies motivate executives to contribute to our overall future success, thereby enhancing the value of QCR Holdings for the benefit of all stockholders.

                              Executive Committee:
                                Patrick S. Baird
                                James J. Brownson
                                 John K. Lawson
                               Ronald G. Peterson
                                   Henry Royer

Stockholder Return Performance Presentation

The incorporation by reference of this proxy statement into any document filed with the Securities and Exchange Commission by QCR Holdings shall not be deemed to include the following performance graph and related information unless such graph and related information are specifically stated to be incorporated by reference into such document.

The graphical presentation omitted herein shows, for the period commencing June 30, 1999, a comparison of cumulative total returns for QCR Holdings, the Nasdaq Stock Market (US Companies), the Nasdaq Bank Index and the SNL Midwest Bank Index prepared by SNL Securities, Charlottesville, Virginia. We were recently informed by SNL Securities that the cost for use of the Nasdaq Bank Index will increase considerably in the future. QCR Holdings believes that the SNL Midwest Bank Index is an accurate comparison of performance and significantly more cost effective to use. As a result, QCR Holdings intends to replace the Nasdaq Bank Index with the SNL Midwest Bank Index in the future. The omitted graph was prepared at our request by SNL Securities.

The following are the data points utilized in the omitted graph.

                               QCR Holdings, Inc.

                                                  Period Ending
-----------------------------------------------------------------------------------------
Index                     06/30/99   06/30/00   06/30/01   06/30/02   12/31/02   12/31/03
-----------------------------------------------------------------------------------------
QCR Holdings, Inc. .....   $100.00   $ 90.85    $ 58.31     $ 83.38    $ 95.50    $158.98
Nasdaq -  US ...........    100.00    147.96      80.83       54.91      50.23      75.67
Nasdaq Bank Index * ....    100.00     82.03     113.91      127.80     118.17     152.03
SNL - Midwest Bank Index    100.00     82.42     115.63      130.25     120.90     156.06

* Source: CRSP, Center for Research in Security Pricos, Graduate School of Business, The University of Chicago 2004. Used with permission. All rights reserved. crsp.com

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information regarding our common stock beneficially owned on December 31, 2003, by each director and nominee, by each executive officer named in the summary compensation table and by all directors, and executive officers of QCR Holdings as a group. To the best of our knowledge, no person was the beneficial owner of more than five percent of our common stock as of December 31, 2003. Beneficial ownership has been determined for this purpose in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), under which a person is deemed to be the beneficial owner of securities if he or she has or shares voting power or investment power in respect of such securities or has the right to acquire beneficial ownership of securities within 60 days of December 31, 2003.

Name of Individual and                      Amount and Nature of         Percent
Number of Persons in Group                 Beneficial Ownership(1)      of Class
--------------------------                 -----------------------      --------
Directors and Nominees
Patrick S. Baird                                   23,833(2)                 *
Michael A. Bauer                                   38,291(3)               1.37%
James J. Brownson                                  20,724(4)                 *
Larry J. Helling                                   29,120(5)               1.04%
Douglas M. Hultquist                               39,235(6)               1.40%
Mark C. Kilmer                                     17,062(7)                 *
John K. Lawson                                      7,315(8)                 *
Ronald G. Peterson                                  9,749(9)                 *
Henry Royer                                         6,183(10)                *
John W. Schricker                                  25,604(11)                *
Named Executive Officer
Todd A. Gipple                                     22,799(12)                *
All directors,  nominees and executive
officers as a group (11 persons)                  239,915(13)              8.51%
------------------------------------
*    Less than 1%.

(1) Amounts reported include shares held directly, including certain shares subject to options, as well as shares held in retirement accounts, by certain members of the named individuals' families or held by trusts of which the named individual is a trustee or substantial beneficiary.
     Inclusion of shares shall not constitute an admission of beneficial ownership or voting and sole investment power over included shares. The nature of beneficial ownership for shares listed in this table is sole voting and investment power, except as set forth in the following footnotes.

(2) Includes 80 shares subject to options which are presently exercisable and over which Mr. Baird has no voting and sole investment power. Also includes 22,750 shares held jointly by Mr. Baird and his spouse and 1,003 shares held in a trust, over which he has shared voting and investment power. Excludes 320 option shares not presently exercisable.

(3) Includes 3,378 shares held by his minor children, 4,575 shares held in an IRA account, 4,796 shares held in a trust, 4,650 shares held in the 401(k) Plan and 12 shares held by his wife, all of which Mr. Bauer has shared voting and investment power.

(4) Includes 1,300 shares subject to options which are presently exercisable and over which Mr. Brownson has no voting and sole investment power. Also includes 2,165 shares held jointly by Mr. Brownson and his spouse, 1,350 shares held by his spouse, 4,779 shares held in a trust, and 11,130 shares held in an IRA account, all of which he has shared voting and investment power. Excludes 600 option shares not presently exercisable.

(5) Includes 4,840 shares subject to options which are presently exercisable and over which shares Mr. Helling has no voting and sole investment power. Also includes 21,500 shares held in an IRA account, 1,721 shares held in a trust and 980 shares held in the 401(k) Plan, all of which he has shared voting and investment power. Excludes 7,260 option shares not presently exercisable.

(6) Includes 6,225 shares held by his spouse or for the benefit of his children, 2,700 shares held in an IRA account, 4,902 shares held in a trust and 2,939 shares in the 401(k) Plan, all of which Mr. Hultquist has shared voting and investment power.

(7) Includes 540 shares subject to options which are presently exercisable and over which Mr. Kilmer has no voting and sole investment power. Also includes 3,390 shares held by his spouse or minor children, 2,882 shares held in a trust and 2,250 shares held in an IRA account, all of which he has shared voting and investment power. Excludes 310 option shares not presently exercisable.

(8) Includes 500 shares subject to options which are presently exercisable and over which Mr. Lawson has no voting and sole investment power. Also includes 3,815 shares held in trust, over which shares he has shared voting and investment power. Excludes 500 option shares not presently exercisable.

(9) Includes 2,350 shares subject to options which are presently exercisable and over which Mr. Peterson has no voting and sole investment power. Also includes 5,149 shares held in a trust, over which shares he has shared voting and investment power. Excludes 600 option shares not presently exercisable.

(10) Includes 80 shares subject to options which are presently exercisable and over which Mr. Royer has no voting and sole investment power. Includes 4,500 shares held in an IRA account and 1,603 shares held in a trust, over all of which Mr. Royer has shared voting and investment power. Excludes 320 option shares not presently exercisable.

(11) Includes 1,768 shares subject to options which are presently exercisable and over which Mr. Schricker has no voting and sole investment power. Also includes 311 shares held by his spouse or minor children, 2,912 shares held in a trust and 10,498 shares held in the 401(k) Plan, all of which he has shared voting and investment power.

(12) Includes 5,515 shares subject to options which are presently exercisable and over which shares Mr. Gipple has no voting and sole investment power. Also includes 9,815 shares held in an IRA account, 200 shares held by his children and 1,000 shares held in the 401(k) Plan, over which he has shared voting and investment power. Excludes 6,760 option shares not presently exercisable.

(13) Excludes 16,670 option shares not presently exercisable.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires that the directors, executive officers and persons who own more than 10% of our common stock file reports of ownership and changes in ownership with the Securities and Exchange Commission and with the exchange on which the shares of common stock are traded. These persons are also required to furnish us with copies of all
Section 16(a) forms they file. Based solely on our review of the copies of such forms furnished to us, we are not aware that any of our directors or executive officers failed to comply with the filing requirements of Section 16(a) during the last fiscal year. We are not aware of any 10% stockholders.

                          TRANSACTIONS WITH MANAGEMENT

Our directors and officers and their associates were customers of and had transactions with QCR Holdings, Quad City Bancard, Quad City Bank & Trust and Cedar Rapids Bank & Trust during the fiscal year ended December 31, 2003. Additional transactions are expected to take place in the future. All outstanding  loans,  commitments  to  loan,  and  certificates  of  deposit  and depository relationships, in the opinion of management, were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features. From January 1, 2003 through December 31, 2003, Quad City Bancard paid approximately $1,953,965 to Nobel Electronic Transfer, LLC, for merchant credit card processing services. John W. Schricker, a director of QCR Holdings and the former President and a director of Quad City Bancard, is a principal of Nobel. Additionally, QCR
Holdings owns 20% of the capital of Nobel. Our management believes that the terms on which the above described transaction was conducted are no less favorable to us than would have been obtained from an unaffiliated third party.

                             AUDIT COMMITTEE REPORT

The incorporation by reference of this proxy statement into any document filed with the Securities and Exchange Commission by QCR Holdings shall not be deemed to include the following report and related information unless such report is specifically stated to be incorporated by reference into such document.

The Audit Committee assists the board of directors in carrying out its oversight responsibilities for our financial reporting process, audit process and internal controls. The Audit Committee also reviews the audited financial statements and recommends to the board that they be included in our annual report on Form 10-K. The committee is comprised solely of independent directors.

The Audit Committee has reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2003 with our management and McGladrey & Pullen, LLP, our independent auditors. The committee has also discussed with McGladrey & Pullen, LLP the matters required to be discussed by SAS 61 (Codification for Statements on Auditing Standards) as well as having received and discussed the written disclosures and the letter from McGladrey & Pullen, LLP required by Independence Standards Board Statement No. 1 (Independence Discussions with Audit Committees). Based on the review and discussions with management and McGladrey & Pullen, LLP, the committee has recommended to the board that the audited financial statements be included in our annual report on Form 10-K for the fiscal year ending December 31, 2003 for filing with the Securities and Exchange Commission.

                                Audit Committee:
                                Patrick S. Baird
                                James J. Brownson
                                 John K. Lawson
                                   Henry Royer

                         INDEPENDENT PUBLIC ACCOUNTANTS

Representatives of McGladrey & Pullen, LLP, our independent public accountants, are expected to be present at the meeting and will be given the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Accountant Fees

Audit Fees. The aggregate amount of fees billed by McGladrey & Pullen, LLP in connection with the audit of our annual financial statements and for fiscal year 2003 and calendar year 2002 and for its required reviews of our unaudited interim financial statements included in our Form 10-Qs filed during fiscal 2003 and calendar 2002 were $99,797 and $76,311, respectively.

Audit Related Fees. The aggregate amounts of audit related fees billed by McGladrey & Pullen for fiscal year 2003 and calendar year 2002 were $7,035 and $8,699, respectively. The majority of these services were related to research and consultations concerning financial accounting and reporting manners in 2003 and the audit of QCR Holdings' employee benefit plan in 2002.

Tax Fees. The aggregate amounts of tax related services billed by McGladrey & Pullen for fiscal year 2003 and calendar year 2002 were $3,756 and $11,583, respectively, for professional services rendered for tax compliance, tax advice and tax planning. The services provided included assistance with the preparation of QCR Holdings' 2002 and prior tax returns and guidance with respect to estimated tax payments.

All Other Fees. We did not incur any other fees from McGladrey & Pullen for fiscal year 2003. In calendar 2002, we incurred other fees from McGladrey & Pullen in the amount of $57,003, which was attributable to consulting fees related to loan reviews and information technology security.

The Audit Committee, after consideration of the matter, does not believe the rendering of these services by McGladrey & Pullen, LLP to be incompatible with maintaining McGladrey & Pullen, LLP's independence as our principal accountant.

Audit Committee Approval Policy

Among other things, the Audit Committee is responsible for appointing, setting compensation for and overseeing the work of the independent auditor. The Audit Committee's policy is to approve, on a case-by-case basis, all audit and permissible non-audit services provided by McGladrey & Pullen, LLP. These services include audit and audit-related services, tax services and other services. The Audit Committee has a formal policy of pre-approving any of these services.

                               REPORT ON FORM 10-K

Our report on Form 10-K (without exhibits) will be included as part of our annual report to stockholders, which will be mailed to each stockholder of record as of the record date for the annual meeting. We will furnish without charge to each person whose proxy is solicited, and to each person representing that he or she is a beneficial owner of our common stock as of the record date for the meeting, upon written request, copies of our annual report on Form 10-K as filed with the Securities and Exchange Commission, together with the financial statements and schedules thereto. Such written request should be sent to Ms. Shellee R. Showalter, QCR Holdings, Inc.

                       By order of the Board of Directors



  Michael A. Bauer                                   Douglas M. Hultquist
  Chairman                                           President



Moline, Illinois
March 26, 2004




                       ALL STOCKHOLDERS ARE URGED TO SIGN
                         AND MAIL THEIR PROXIES PROMPTLY